Exhibit 4.1

                             SHAREHOLDERS AGREEMENT

                                     BETWEEN

                          (1) GROHE AKTIENGESELLSCHAFT
                      (2) BC EUROPEAN CAPITAL VI AND OTHERS
                         (3) TEABAR CAPITAL CORPORATION
                               (4) CAISSE DE DEPOT
                                 (5) MANAGEMENT
          (6) BDW BETEILIGUNGSGESELLSCHAFT FUER DIE DEUTSCHE WIRTSCHAFT
                                  MBH & CO. KG
                   (7) HVB OFFENE UNTERNEHMENSBETEILIGUNGS AG
           (8) CRESCAT EQUITY 1 BETEILIGUNGSGESELLSCHAFT MBH & CO. KG
                     (9) SOUTH LIGHT INVESTMENT PTE LIMITED
           (10) HARBOURVEST INTERNATIONAL PRIVATE EQUITY PARTNERS III-
                                DIRECT FUND L.P.
                      (11) LARANJEDO SERVICIOS E GESTAO LDA
                           (12) BC EUROPEAN CAPITAL V
                          (13) DR. HELLMUT K. ALBRECHT
                              (14) CORNELIUS GEBER
                            (15) DR. RAINER S. SIMON

CONTENTS

--------------------------------------------------------------------------------
CLAUSE NO.              HEADING                                         PAGE NO.
--------------------------------------------------------------------------------
1.                      Interpretation                                     3
2.                      Application of Subscription Monies                 3
3.                      Fees and Expenses                                  3
4.                      Institution Rights                                 4
5.                      Conduct of the Group                               4
6.                      Provision of Information                           4
7.                      Supervisory Board                                  5
8.                      Shareholders Meeting                               5
9.                      Transfer of Shares                                 6
10.                     Announcements                                      6
11.                     Termination and Adherence                          7
12.                     General                                            7
13.                     Notices                                            7
14.                     Notarisation                                       8
15.                     Governing Law and Jurisdiction                     8
16.                     Severability                                       8
Schedule 1              BC Funds Parties                                   9
Schedule 2              Teabar                                            12
Schedule 2 A            Caisse de depot                                   12
Schedule 2 B            Management                                        12
Schedule 2 C                                                              12
Schedule 3              The Company                                       14
Schedule 4              The Shareholders                                  15
Schedule 5              Conduct of the Group                              19
Schedule 6              Definitions and Interpretations                   26



THIS AGREEMENT is made the 26th of August 1999 and amended as of 11.10.1999, 30.11.1999, 14.12.1999, 23.10.200112.08.2002, 30.07.2003 and of 19.12.2003 - the
following text of the Agreement includes the afore - mentioned amendments

BETWEEN:
(1) GROHE Aktiengesellschaft, a stock corporation entered in the Commercial Register of the Local Court of Iserlohn, Germany (registered no. HRB 2770) and having its registered office at Hauptstrasse 137, 58675 Hemer, Germany (hereinafter called "the Company");


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

(2) THE PERSONS whose names and addresses are set out in Schedule 1 (hereinafter, "BC Funds"); and
(3) THE PERSON whose name and address is set out in Schedule 2 (hereinafter "Teabar").
(4) THE PERSON whose name and address is set out in Schedule 2 A (hereinafter "Caisse de depot")
(5) THE PERSONS whose names and addresses are set out in Schedule 2 B (hereinafter "Management")
(6)   THE PERSONS whose names and addresses are set out in Schedule 2 C

WHEREAS:
(A) The Company (details of which are set out in Schedule 3) was incorporated in the Commercial Register of the Local Court of Frankfurt am Main on 9th July 1999 under the name RENATA Verwaltungsgesellschaft mbH. By shareholders resolution of 21 September 1999 the name of the Company was changed to Grohe Holding GmbH. By shareholders resolution of 15.07.2003 the shareholders resolved the transformation of the Company into a stock corporation (Aktiengesellschaft) named GROHE Aktiengesellschaft.
(B)   The shareholders and the shareholdings of the Company can be seen in
      Schedule 4. No other shares have been allotted or issued by the Company. The shares carry the rights and are subject to the restrictions set out in the articles of association as resolved on 15.07.2003 (hereinafter called "the Articles").
(C) The Company has entered into an Agreement (hereinafter called "the Acquisition Agreement") dated 15th July 1999 providing amongst other things for the purchase by the Company of 69.13% (100% of the ordinary shares and 28.7% of the preferred shares) of the issued share capital of Friedrich Grohe AG.
(D) The company which has been acquired pursuant to the terms of the Acquisition Agreement carries on the business of, INTER ALIA, the manufacture, distribution, marketing and wholesale of sanitary products (fixtures, furniture and fittings).


NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

     In this Agreement and the Schedules (which shall be deemed to be part of and construed as one with this Agreement), unless the context otherwise requires, words and expressions shall be interpreted in accordance with and have the meaning ascribed to them in Schedule 6.

2.   APPLICATION OF SUBSCRIPTION MONIES

     The Company hereby undertakes that it will forthwith apply the share subscription monies and the loans:

     2.1   first, in paying the consideration under the Acquisition Agreement;
     2.2 secondly, towards the fees and expenses incurred in connection with this Agreement and the Acquisition.

3.   FEES AND EXPENSES

     3.1 Subject to Clause 3.2 each party will bear its own costs and expenses incurred in connection with this Agreement and the documents ancillary to this Agreement.
     3.2   The Company shall pay on demand so far as is lawful:
           3.2.1 all taxes or similar duties or fees arising out of the Acquisition Agreement;
           3.2.2 all reasonable expenses including, without limitation, all travel costs, legal, accounting and other professional fees (together with value added tax on them) (on a full indemnity basis) incurred by or on behalf of the Institutions (acting with Supervisory Board Consent), in connection with the negotiation and preparation of this Agreement, the Articles and all ancillary documentation, and any subsequent variation of any such document, and any consent or approval given under any such document;
           3.2.3 all reasonable expenses including, without limitation, all travel costs, legal, accounting and other professional fees (together with value added tax on them) incurred by any of the Institutions (acting with Supervisory Board Consent) in connection with registration, preservation or enforcement of any of its rights under this Agreement or the Articles.


4.   INSTITUTIONS RIGHTS

     4.1 The Institutions agree amongst themselves that the following provisions shall apply in relation to the enforcement of any of the obligations of the Company by the Institutions under this Agreement ("the Obligations"):
           4.1.1 no claim in respect of any breach of the Obligations shall be brought by any of the Institutions without Supervisory Board Consent;
           4.1.2 the costs incurred by any Institution in bringing a claim in respect of any breach of the Obligations ("a Claim") shall be borne by all of the Institutions in the Relevant Proportions; and

           4.1.3 any damages obtained as a result of any Claim will after deduction of all costs and expenses, be divided amongst the Institutions in the Relevant Proportions.
     4.2 Any liability of the Company under any of the Obligations may in whole or in part be released, compounded or compromised with Supervisory Board Consent or time indulgence may be given with such agreement.

5.   CONDUCT OF THE GROUP

     5.1 In connection with the intended transformation of the Company into a stock corporation a Supervisory Board which is governed by the provisions of the German Co Determination Law 1976 (MITBESTIMMUNGSGESETZ 1976) will be established. The Supervisory Board will issue internal rules for the board of management. It is intended, that these rules require consent for the matters set out in
           Schedule 5 A.

     5.2 The Company hereby undertakes to and covenants with the Institutions that it shall (and each of the Managers in their capacity as employees and/or directors and/or shareholders of the Group, hereby undertake to and covenant with the Institutions to procure in so far as they are reasonably able that the Company shall) unless Supervisory Board Consent to act otherwise has been obtained, comply with the obligations set out in Schedule 5B.

6.   PROVISION OF INFORMATION

     The Company hereby undertakes to and covenants with the Institutions that it shall furnish each of the Institutions with the information set out in
     Schedule 5C. If the Company shall fail to provide any such financial information within the periods specified, the Institutions (acting with Supervisory Board Consent) shall be entitled to request the auditors of the Company, or in the absence of their agreement within a period of 7 days, to appoint another firm of accountants to prepare such accounts and other financial information, at the Company's expense and the Company agrees to provide all information required by the auditors and/or firm of accountants appointed by the Institutions (acting as aforesaid), as the case may be, for such purpose.

7.   SUPERVISORY BOARD

     7.1 The Company shall have a Supervisory Board consisting of twelve members. Six members will be elected by the shareholders of the Company and six members will be elected by the employees according to German Co Determination Law 1976 (MITBESTIMMUNGSGESETZ 1976).
     7.2 BC European Capital VI and Teabar are entitled to jointly propose four members of the Supervisory Board which are to be elected by the shareholders. BC European Capital VI is entitled to propose the two remaining members of the Supervisory Board which are to be elected by the shareholders. In case BC European Capital VI does not wish to exercise this right, the remaining shareholders will agree upon the election of the remaining members of the Supervisory Board to be elected by the shareholders. The shareholders are obliged to exercise their voting rights in the shareholders meeting according to the proposals for the election of members of the Supervisory Board which are made by BC European Capital VI and Teabar following the aforementioned provisions.
     7.3 The members of the Supervisory Board will receive a remuneration and reimbursement of their expenses as provided in the Articles.
     7.4 If the shareholders being entitled to propose the election of a member of the Supervisory Board intent to dismiss this member the remaining shareholders are obliged to vote in the shareholders meeting according to the proposal of such shareholders to dismiss the relevant member of the Supervisory Board.
     7.5   The Supervisory Board will appoint the directors of the Company.
     7.6 The Supervisory Board may assign its rights provided under this Agreement to an executive committee in accordance with section 107 para. 3 Aktiengesetz (German stock corporation act). The members of the executive committee should be such members of the Supervisory Board which are elected according to the joint proposals of BC European Capital VI and Teabar. The shareholders are obliged to undertake all reasonable efforts which are permitted by law to achieve this.

8.   SHAREHOLDERS MEETING

     As far as BC European Capital VI in the shareholders meeting makes a proposal which is commercially reasonable, the remaining shareholders will cooperate in the realisation of that proposal and support the proposal. This comprises in particular:

     o  the realisation of the strategy for the Exit,
     o  changes of the Articles (Satzung),
     o  capital measures for the financing of acquisitions.

     The shareholders are entitled to participate in capital increases pro rata according to their participation in the Company.

9.   TRANSFER OF SHARES

     9.1 No transfer of shares, or any interest in shares may be made except with Supervisory Board Consent. This does not apply for the transfer of shares to companies which are associated companies (verbundene Unternehmen) in the meaning of section 15 Aktiengesetz (German stock corporation act), provided the transferee adheres to this shareholders agreement.
     9.2 In case BC European Capital VI sells its shares in the Company in whole or in part to a bona fide arm's length third party purchaser, upon demand of BC European Capital VI the other shareholders are obliged to sell a proportion of their shares in the Company, which reflects the proportion BC European Capital VI has sold of its shareholding, to that purchaser on the same conditions and at the same price.
     9.3 BC European Capital VI undertakes not to transfer its shares in the Company in whole or in part to a third party, unless the third party makes an offer to all the shareholders to acquire a proportion of their shares in the Company which reflects the proportion BC European Capital VI intends to transfer of its shareholding, on the same conditions and at the same price.

10.  ANNOUNCEMENTS

     10.1 No public announcement or communication concerning this Agreement (or the transactions the subject of it) shall be made or despatched by or on behalf of any party hereto (and the Company shall procure that none of the same shall be made or despatched by or on behalf of any member of the Group) without Supervisory Board Consent. For the avoidance of doubt, no such consent shall be required for the making of any communication relating to this Agreement or the Group by an Institution to the persons investing in that Institution or any client of that Institution.
     10.2 The Company authorises the Institutions and their professional advisers acting with Supervisory Board Consent to consult fully with the lenders under the Finance Documents and any other Investor or any institution in or client of any Institution as to its affairs and to exchange information (whether oral or written) on a confidential basis with such persons, in such manner as the Institutions (acting with Supervisory Board Consent) and/or the said lenders shall deem necessary.
     10.3 Save as set out above and subject to Clause 10.4, the Institutions shall keep confidential all information relating to the Group.
     10.4 Nothing in this clause 10 shall prevent the Institutions from disclosing information which at the time of disclosure is within the public domain (other than by reason of a breach of the terms of this Agreement) or which the Institutions are required to disclose by any court of law or by statute or by any regulatory body whose rules have statutory effect.

11.  TERMINATION AND ADHERENCE

     11.1 This Agreement shall automatically lapse and cease to have effect and no party shall have any rights or obligations hereunder (save in respect of any antecedent breach) immediately on completion of an Exit or an IPO.
     11.2 In relation to any Institution, that Institution will cease to have any rights or obligations hereunder (save in respect of any antecedent breach) on the completion by that Institution of a transfer of shares such that the Institution no longer holds any shares in the capital of the Company and such person shall cease to be an Institution.
     11.3 Each future institution can only subscribe or acquire shares in the Company if it has adhered to this Agreement.

12.  GENERAL

     12.1 Each of the parties hereto shall, for so long as he or it is a shareholder in the Company, join with the other parties hereto in procuring and convening of all such meetings and the giving or passing of all such waivers and resolutions and the doing or procuring of all such acts and things as shall be necessary under the Articles from time to time or otherwise in relation to the Company to give effect to this Agreement.
     12.2 This Agreement contains the entire agreement between the parties or any of them with respect to the matters contemplated herein and shall supersede all prior offers of finance, proposals, representations, agreements and negotiations relating thereto, whether written, oral or implied, between the parties or any of them or their respective advisers or any of them.
     12.3 In the event of any inconsistency between any provisions of this Agreement and the Articles, the Articles in force from time to time shall prevail.
     12.4 The parties will enter into notarised articles of association (Satzung) for the Company which reflect the content of this Agreement, as far as the existing Articles should not already reflect the content of this Agreement.

13.  NOTICES

     Any notice or other document to be given or served hereunder or in connection herewith shall be given by sending the same either by personal delivery or registered post to the address of the relevant party or parties set out in this Agreement or to such other address as such party or parties may from time to time notify to the other parties and a notice sent by registered post shall be deemed (in the absence of evidence of earlier receipt) to have been delivered 48 hours after despatch and in proving the time of despatch it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped and posted. A notice delivered personally shall be deemed to have been served immediately upon delivery.

14.  NOTARISATION

     This Agreement needs to be notarised in order to be valid.

15.  GOVERNING LAW AND JURISDICTION

     This Agreement and the documents to be entered into as provided herein shall be governed by and construed in accordance with the law of Germany and the parties hereto irrevocably submit to and prorogate the non-exclusive jurisdiction of the German Courts.

16.  SEVERABILITY

     16.1 In the event that a provision of this Agreement is or becomes wholly or partly invalid, the validity of the remaining provisions will not be affected. In such event, the parties are obliged to co-operate and produce provisions which reproduce as far as possible legally and commercially the same provision which was deemed invalid.
     16.2 In the event that provisions of this Agreement need to be interpreted or supplemented then the interpretation or addition shall be completed in such a way that the spirit, contents and purpose of this agreement are adhered to as far as possible. In this respect the provision that will be valid will then be that which the parties would have agreed to on completion of this agreement if they had recognised the need for interpretation or supplement.
     16.3 In the event that this Agreement contains gaps clause 2 above will apply accordingly.

                                _________________

SCHEDULE 1
BC FUNDS PARTIES

           NAME OR NAME & ADDRESS

1.         BC European Capital VI-1
           PO Box 255
           Trafalgar Court
           Les Banques
           St Peter Port
           Guernsey GY1 3QL, Channel Islands
2.         BC European Capital VI-2
           PO Box 255
           Trafalgar Court
           Les Banques
           St Peter Port
           Guernsey GY1 3QL, Channel Islands
3.         BC European Capital VI-3
           PO Box 255
           Trafalgar Court
           Les Banques
           St Peter Port
           Guernsey GY1 3QL, Channel Islands
4.         BC European Capital VI-4
           PO Box 255
           Trafalgar Court
           Les Banques
           St Peter Port
           Guernsey GY1 3QL, Channel Islands
5.         BC European Capital VI-5
           PO Box 255
           Trafalgar Court
           Les Banques
           St Peter Port
           Guernsey GY1 3QL, Channel Islands
6.         BC European Capital VI-6
           PO Box 255
           Trafalgar Court
           Les Banques
           St Peter Port

           Guernsey GY1 3QL, Channel Islands
7.         BC European Capital VI-7
           PO Box 255
           Trafalgar Court
           Les Banques
           St Peter Port
           Guernsey GY1 3QL, Channel Islands
8.         BC European Capital VI-8
           PO Box 255
           Trafalgar Court
           Les Banques
           St Peter Port
           Guernsey GY1 3QL, Channel Islands
9.         BC European Capital VI-9
           PO Box 255
           Trafalgar Court
           Les Banques
           St Peter Port
           Guernsey GY1 3QL, Channel Islands
10.        BC European Capital VI-10
           PO Box 255
           Trafalgar Court
           Les Banques
           St Peter Port
           Guernsey GY1 3QL, Channel Islands
11.        BC European Capital VI-11
           PO Box 255
           Trafalgar Court
           Les Banques
           St Peter Port
           Guernsey GY1 3QL, Channel Islands
12.        BC European Capital VI-12
           PO Box 255
           Trafalgar Court
           Les Banques
           St Peter Port
           Guernsey GY1 3QL, Channel Islands
13.        BC European Capital VI-14
           PO Box 255
           Trafalgar Court

           Les Banques
           St Peter Port
           Guernsey GY1 3QL, Channel Islands
14.        Michel Guillet
           26 Rue Barbet de Jouy
           75007 Paris
           France
15.        Celia Guillet
           26 Rue Barbet de Jouy
           75007 Paris
           France
16.        Edouard Guillet
           26 Rue Barbet de Jouy
           75007 Paris
           France
17.        Patrice Hoppenot
           4 Rue Paul Deroulede
           78170 La Celle Saint Coud
           France
18.        Raymond Svider
           44 Rue de La Pompe
           75116 Paris
           France
19.        Vincent Fesquet
           12 Rue Bremontier
           75017 Paris
           France
20.        Remi Terrail
           6 Rue des Quatre Vents
           75006 Paris
           France

                                   SCHEDULE 2
                                     TEABAR

           NAME OR NAME & ADDRESS
1.         Teabar Capital Corporation
           5th floor, 5650 Yonge Street
           North York (Ontario) M2M 4H5
           Canada

                                 SCHEDULE 2 A
                                CAISSE DE DEPOT

           NAME OR NAME & ADDRESS
1.         Caisse de depot et placement du Quebec
           1000, Place Jean-Paul-Riopelle
           Montreal (Quebec) H2Z 2B3
           Canada



                                  SCHEDULE 2 B
                                   MANAGEMENT


1.         Peter Koerfer-Schuen, Huntestrasse 18, 44287 Dortmund
2.         Detlef Spigiel, Zum Berger See 28, 58285 Gevelsberg
3.         Stephan M. Heck, Fichtestrasse 10, 68165 Mannheim
4.         Michael Grimm, Breitseeweg 49, 63303 Dreieich-Buchschlag


                                  SCHEDULE 2 C


1.         BdW Beteiligungsgesellschaft fuer die deutsche Wirtschaft mbH & Co.
           KG, Bleichstrasse 2-4, 60313 Frankfurt am Main
2.         HVB Offene Unternehmensbeteiligung AG, Am Tucherpark 1, 80538
           Muenchen
3. Crescat Equity 1 Beteiligungsgesellschaft mbH & Co. KG, Kreuslerstrasse 10, 20095 Hamburg;
4. South Light Investment Pte Limited, 168 Robinson Road, #37-01 Capital Tower, Singapore 068912, Republic of Singapore
5. HarbourVest International Private Equity Partners III-Direct Fund L.P., 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, USA;
6. Laranjedo Servicios e Gestao Lda, Avenida do Infante, No 50, Se, Funchal, Zona Franca da Madeira;
7. BC European Capital V - 1, P.O. Box 255, Trafalgar Court, Les Banques, St. Peter Port, Guernsey GY1 3QL, Channel Islands
8.         BC European Capital V -2, P.O. Box 255, Trafalgar Court, Les Banques,
           St.

           Peter Port, Guernsey GY1 3QL, Channel Islands
9. BC European Capital V - 3, P.O. Box 255, Trafalgar Court, Les Banques, St. Peter Port, Guernsey GY1 3QL, Channel Islands
10. BC European Capital V - 4, P.O. Box 255, Trafalgar Court, Les Banques, St. Peter Port, Guernsey GY1 3QL, Channel Islands
11. BC European Capital V - 5, P.O. Box 255, Trafalgar Court, Les Banques, St. Peter Port, Guernsey GY1 3QLChannel Islands
12. BC European Capital V - 6, P.O. Box 255, Trafalgar Court, Les Banques, St. Peter Port, Guernsey GY1 3QL, Channel Islands
13.        Dr. Hellmut K. Albrecht, Rondell Neuwittelsbach 5, 80639 Muenchen
14.        Cornelius Geber, Isestrasse 119, 20149 Hamburg
15.        Dr. Rainer S. Simon, Burgwedeler Strasse 39, 30916 Isernhagen


                                   SCHEDULE 3
THE COMPANY

A.   THE COMPANY

         NAME:                           GROHE Aktiengesellschaft

         REGISTERED NUMBER:              HRB 2770 Local Court of Iserlohn

         REGISTERED OFFICE:              Hauptstrasse 137, 58675 Hemer,
                                         Germany

         DIRECTORS:                      Peter Koerfer-Schuen,
                                         Detlef Spigiel,
                                         Stephan M. Heck,
                                         Michael Grimm

         DATE TO WHICH ANNUAL
         ACCOUNTS MADE UP:               December, 31

                                ________________

                                   SCHEDULE 4
                                THE SHAREHOLDERS


--------------------------------------------------------------------------------------------------------------
              SHAREHOLDER                          DOMICILE/ADDRESS                      NUMBER OF SHARE
--------------------------------------------------------------------------------------------------------------
1.   BC European Capital VI-1           PO Box 255, Trafalgar Court, Les                     1,837,550
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

2.   BC European Capital VI-2           PO Box 255, Trafalgar Court, Les                     1,837,550
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

3.   BC European Capital VI-3           PO Box 255, Trafalgar Court, Les                     1,837,550
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

4.   BC European Capital VI-4           PO Box 255, Trafalgar Court, Les                     1,804,250
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

5.   BC European Capital VI-5           PO Box 255, Trafalgar Court, Les                     1,790,850
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

6.   BC European Capital VI-6           PO Box 255, Trafalgar Court, Les                     1,789,150
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

7.   BC European Capital VI-7           PO Box 255, Trafalgar Court, Les                     1,780,800
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

8.   BC European Capital VI-8           PO Box 255, Trafalgar Court, Les                     1,779,300
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

--------------------------------------------------------------------------------------------------------------
              SHAREHOLDER                          DOMICILE/ADDRESS                      NUMBER OF SHARE
--------------------------------------------------------------------------------------------------------------
9.   BC European Capital VI-9           PO Box 255, Trafalgar Court, Les                     1,812,550
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

10.  BC European Capital VI-10          PO Box 255, Trafalgar Court, Les                     1,787,500
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

11.  BC European Capital VI-11          PO Box 255, Trafalgar Court, Les                       133,700
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

12.  BC European Capital VI-12          PO Box 255, Trafalgar Court, Les                       367,650
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

13.  BC European Capital VI-14          PO Box 255, Trafalgar Court, Les                        16,650
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

14.  Teabar Capital Corporation         5650 Yonge Street, Suite 500, Toronto,              10,722,950
                                        Ontario M2M 4H5, Kanada

15.  Michel Guillet                     26 Rue de Barbet de Jouy, 75007 Paris,                  33,450
                                        France

16.  Celia Guillet                      26 Rue de Barbet de Jouy, 75007 Paris,                     800
                                        France

17.  Edouard Guillet                    26 Rue de Barbet de Jouy, 75007 Paris,                     800
                                        France

18.  Patrice Hoppenot                   4 Rue Paul Deroulede, 78170 La Celle                    16,650
                                        Saint Coud, France

19.  Raymond Svider                     44 Rue de La Pompe, 75116 Paris,                        16,650
                                        France

20.  Vincent Fesquet                    12 Rue Bremontier, 75017 Paris, France                     350

--------------------------------------------------------------------------------------------------------------
              SHAREHOLDER                          DOMICILE/ADDRESS                      NUMBER OF SHARE
--------------------------------------------------------------------------------------------------------------
21.  Remi Terrail                       6 Rue des Quatre Vents, 75006 Paris,                       350
                                        France

22.  Caisse de depot et placement du    1000 Place Jean-Paul-Riopelle,                       8,223,750
     Quebec.                            Montreal, Quebec, H2Z 2B3 Canada


23.  Dipl. Betriebsw. Peter             Huntestrasse 18, 44287 Dortmund                        352,500
     Koerfer-Schuen

24.  Dr. Rainer Simon                   Burgwedeler Strasse 39, 30916                          352,500
                                        Isernhagen

25.  BdW Beteiligungsgesellschaft fuer  Bleichstrasse 2-4, 60313 Frankfurt                   2,824,850
     die deutsche Wirtschaft            am Main
     mbH & Co. KG

26.  HVB offene                         Am Tucherpark 1, 80538                               2,824,850
     Unternehmensbeteiligung AG         Muenchen

27.  Crescat Equity 1                   Kreuslerstr. 10                                        657,900
     Beteiligungsgesellschaft mbH &     20095 Hamburg
     Co. KG

28.  South Light Investment Pte         168 Robinson Road, #37-01                            2,824,850
     Limited                            Capital Tower
                                        Singapore 068912, Republic of
                                        Singapore

29.  HarbourVest International          1209 Orange Street, Wilmington, New                  1,694,850
     Private Equity Partners III-       Castle County, Delaware 19801, USA
     Direct Fund L.P.

30.  Laranjedo Servicios e              Avenida do Infante, No 50, Se,                         564,950
     Gestao Lda                         Funchal, Zona Franca da Madeira

31.  BC European Capital V - 1          PO Box 255, Trafalgar Court, Les                       163,850
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

--------------------------------------------------------------------------------------------------------------
              SHAREHOLDER                          DOMICILE/ADDRESS                      NUMBER OF SHARE
--------------------------------------------------------------------------------------------------------------
32.  BC European Capital V - 2          PO Box 255, Trafalgar Court, Les                       163,850
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

33.  BC European Capital V - 3          PO Box 255, Trafalgar Court, Les                       179,400
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

34.  BC European Capital V - 4          PO Box 255, Trafalgar Court, Les                       175,950
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

35.  BC European Capital V - 5          PO Box 255, Trafalgar Court, Les                       178,050
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

36.  BC European Capital V - 6          PO Box 255, Trafalgar Court, Les                       155,850
                                        Banques, St. Peter Port, Guernsey
                                        GY1 3 QL, Channel Islands

37.  Detlef Spigiel                     Zum Berger See 28, 58285 Gevelsberg                    228,050

38.  Dr. Hellmut K. Albrecht             Rondell Neuwittelsbach 5, 80639                        59,900
                                        Muenchen

39.  Cornelius Geber                    Isestrasse 119, 20149 Hamburg                           10,150

40.  Stephan M. Heck                    Fichtestrasse 10, 68165 Mannheim                       185,600

41.  Michael Grimm                      Breitseeweg 49, 63303                                  185,600
                                        Dreieich-Buchschlag
--------------------------------------------------------------------------------------------------------------
total                                                                                       51,374,300
                                                    _______________

                                   SCHEDULE 5
                                   SCHEDULE 5A

The following transactions and measures of the board of directors require the consent of the Supervisory Board or a committee appointed by the Supervisory Board to the extent permitted by statute in as far as they are not already contained in the corporate plans approved by the Supervisory Board, whereby in the following KG shall mean "Grohe Beteiligungs GmbH & Co. KG" and "company of the Grohe group" shall mean any company in which the Company has a direct or indirect holding of more than 50 % of the shares:

a) determination of corporate policy and corporate planning - specifically, the annual planning and any medium and long term planning - in particular, regarding financial, investment and personnel planning of the Company, the KG and the individual business areas;

b) deciding Company targets and strategies, not only for group companies in the Grohe group as a whole but also for important individual business areas and the use of existing synergies between individual companies and the Grohe group;

c) acquisition and sale of companies or of participations in companies and the foundation and closure of companies to the extent that they are connected with an overall involvement (in particular, acquisition costs, loans, bank guarantees, foreseeable initial losses) of more than EUR 500,000.00 in the individual case or an overall involvement of EUR 2.5m during the course of the financial year.

d) capital or other measures which generate rights or shares in the capital, in particular the rights to acquire, sell, issue or assume option rights on the corporate capital of the Company, the KG or a group company of the Grohe group;

e) increase or reduction of approved or subscribed capital in the KG or group companies in the Grohe group, in as far as this is not required for the prevailing version of the Finance Documents (as defined in Schedule 6) or carried out in the context of the assertion of securities already furnished;

f) entering into and ending or amending agreements by the Company, the KG or a group company of the Grohe group which fundamentally changes the assets, finance or earnings position of the Company, the KG or a group company of the Grohe group;

g) taking up loans and entering into other obligations of more than EUR 5m for the group companies in the Grohe group in total or of more than EUR 2.5m during the course of a business year for an individual company over the course of a financial year to the extent that this is not provided for in the Finance Documents;

h) provision of guarantees or deeds of release and the provision of securities relating to obligations of third parties, loan commitments, approval or change in such guarantees, deeds of release or securities or loan commitments, in as far as this is not provided for in the Finance Documents and such practice is within the realms of usual business practice and leads to sensible commercial conditions;

i) sale of or any other disposal of fixed assets by the Company, the KG or a company of the Grohe group in which the purchase price, the book or market value or other consideration is more than EUR 250,000.00, in as far as this is not expressly required by the Finance Documents or has not occurred in association with asserting securities already furnished; the Supervisory Board is bound by the provisions of the Finance Documents when granting its consent;

j) actions and transactions which pose risks of more than EUR 500,000.00 for the Company, the KG or group companies in the Grohe group unless these are actions and transactions which are part of the usual course of business,

k) acquisition, sale and encumbrance, rent or lease of real property or similar rights by the Company or a group company of the Grohe group where the annual rent or lease exceeds EUR 250,000.00 or where the market value of the real property or right is more than EUR 250,000.00;

l) the conclusion of rent or lease agreements where the capitalised value of all claims exceeds EUR 250,000.00 and are not contained in the corporate plans approved by the Supervisory Board and entering into obligations which do not fall within the realm of usual business practice;

m) the conclusion of agreements or understandings with shareholders of the Company with external shareholders of companies of the Grohe group, members of bodies of the Company, the KG or of group companies or next of kin of such persons within the meaning of Section 15 German Tax Code;

n) amendment of the accounting principles for preparing the annual financial statements, the monthly reports and the budget of the Company, the KG or a company of the Grohe group;

o) conclusion of or amendment to service contracts for which the basic net remuneration (without associated ancillary costs, benefits, pension scheme, taxes, etc.) over a period of 12 months exceeds EUR 150,000.00 or if the basic annual net remuneration rises to over EUR 150,000.00 through follow-up agreements;

p) the conclusion of or amendment to service contracts for directors of group companies in the Grohe group in as far as:

     - the turnover of the employing company does not exceed EUR 30,000,000.00 per year or - the annual basic salary is more than EUR 150,000.00 and - the service contract provides for a notice period or term of more than three months, and issuing payments and special bonuses to directors of all group companies of the Grohe group outside the existing agreements;

q) issue and revocation of powers of representation (management, general powers of attorney, PROKURA, commercial powers of attorney);

r)   social and employment policy measures of specific importance;

s) introduction of employee participation programmes or other programmes to motivate employees in the Company, the KG or a company in the Grohe group;

t) planning, preparation or implementation of an application for an IPO for the Company, the KG or any other companies in the Grohe group;

u) delegation of decisions which are of significance to the Grohe group, the KG or companies in the Grohe group to part of the board of management (e.g. to a committee);

v) conduct of legal disputes by the Company, the KG or a company of the Grohe group with a dispute value greater than EUR 250,000.00 in the individual case or where the costs thereof exceed EUR 50,000.00;

w) naming the shareholders or indicating that there are contacts with individual shareholders provided this is not required mandatorily by statute;

x) significant amendments in the public representation of the Company, the KG or group companies in the Grohe group;

y) making individual donations to charitable organisations of more than EUR 50,000.00 or EUR 50,000.00 on aggregate per year to an organisation or donations in any amount to political parties;

z) exercising votes in the shareholders' meeting of Grohe Geschaftsfuhrungs AG (formerly Friedrich Grohe Geschaftsfuhrungs AG) on the subject of the ratification of members of the board of directors in the following cases:

     a) the board of directors is appointed with a majority of persons who belong to the board of directors of Grohe Geschaftsfuhrungs AG (formerly Friedrich Grohe Geschaftsfuhrungs AG) and

     b) members of the board of directors have a function in a body of a group company of the Grohe group on the basis of which they can exercise voting rights of the shareholders in Grohe Geschaftsfuhrungs AG (formerly Friedrich Grohe Geschaftsfuhrungs AG).


SCHEDULE 5B

The obligations referred to in Clause 5.2 are to:

1. generally make available to each Institution any information which such Institution (acting with Supervisory Board Consent) may reasonably require relating to the Group;

2. notify the Institutions in advance of, and afford the Institutions the opportunity to discuss with the Company in advance, any announcement or other information which relates to matters likely to affect materially the general character or nature of the business of the Group or which involves an acquisition or disposal which, if any of the Company's share capital had been listed on a stock exchange would (under any test relevant thereto except by reference to market capitalisation) require the approval of shareholders of the Company. For the purposes of this Clause notification to BC European Capital VI shall be deemed to satisfy the requirement to notify the Institutions whose names are listed at number 1 to number 13 of
     Schedule 1;

3. maintain in full force and effect such insurance policies as are normally maintained by prudent companies carrying on businesses similar to that of the Group and supply the Supervisory Board (annually or on request) with a schedule of such insurances;

4. procure that in each financial year the audited consolidated accounts of the Company and its subsidiary undertakings are approved for signature by the board of management of the Company as soon as practicable and in any event within 120 days of the end of the financial year in respect of which such accounts have been prepared;

5. procure that any expansion, development or evolution of the business carried on by the Group will only be effected through the Company or through a wholly owned subsidiary of the Company;

6. use its reasonable endeavours (having regard to the trading position of the Company at the relevant time) to pursue any claims which may arise under the warranties and/or indemnities contained in the Acquisition Agreement and/or associated deed of tax covenant and which the Company has a contractual right to pursue and, without prejudice to the foregoing generality, to pursue such claims in accordance with the directions of the Supervisory Board;

7.   comply with the terms of the Articles;

8. procure that proper books and records are prepared in accordance with good accounting practice and are kept up-to-date at all times and show a true and accurate record of all of the dealings and transactions of each member of the Group;

9.   adopt and implement, in respect of each financial year, the annual budget;

10. take all such action as may be required of it by the Institutions to protect the property or assets of the Group;

11. procure that copies of all minutes of all meetings of the board of management shall be delivered as promptly as is practicable to the Supervisory Board;

12. deliver to the Supervisory Board at least one month before the commencement of each financial year of the Company and, for the financial year current at the date hereof, within one month from the date hereof, an annual budget for the Group (including a detailed consolidated operating and capital budget and cash flow forecast together with the Managers' analysis of such budget) and use all reasonable endeavours to agree changes to such budget (if any) as the Supervisory Board may require.

SCHEDULE 5C

The information referred to in Clause 6 is:

1. copies of the audited financial statements of each member of the Group together with audited consolidated financial statements of the Company and its subsidiary undertakings in respect of each financial year of the Group ending after the Completion Date forthwith upon the same becoming available and not in any event later than the expiration of 120 days from the end of such financial year;

2. monthly management accounts in respect of the Group in such form as the Supervisory Board may require (and which shall include a comparison with the annual budget referred to in paragraph 3 below and the same period in the previous year) within 30 days of the end of each such month. For the purposes of this Clause, the obligations to provide the Institution whose name is listed at number 1 of Schedule 2 shall be satisfied if delivery is made to BC European Capital VI on behalf of that party;

3. annual budgets for the Group (including a detailed consolidated operating and capital budget and cash flow forecast together with the Directors' written analysis of such budget) in such format as the Supervisory Board may require not less than 30 days before the start of the financial year or period to which the said budgets relate (such budgets having been previously approved in writing by the Supervisory Board);

4. such further information in the possession or control of the Company regarding the financial condition and operations of the Group as each Institution (acting with Supervisory Board Consent) may request; and

5. written notice forthwith upon the Company or any Director becoming aware of the same of any offer made to or from ordinary shareholders of the Company to purchase any shares in the capital of the Company.

                                   SCHEDULE 6
                         DEFINITIONS AND INTERPRETATION

1.1 In this Agreement and the Schedule, unless the context otherwise requires, the following words shall have the following meanings:

       "Acquisition"                    means the acquisition by the Company of
                                        the entire issued share capital of
                                        Target on the terms of the Acquisition
                                        Agreement;

       "Acquisition Agreement"          shall bear the meaning given to it in
                                        Recital (C);

       "in the Agreed Form"             means in relation to any document the
                                        draft of that document which has been
                                        initialled for identification purposes
                                        only by or on behalf of the parties
                                        hereto;

       "Agreed Form Documents"          means:

                                        (i) Articles;
                                        (ii) the Acquisition Agreement;
                                        (iii) the Resolutions;

      "Articles"                        shall bear the meaning given to it in
                                        Recital (B);

      "BC European Capital VI"          means the Institutions and persons whose
                                        details are set out at number 1 to
                                        number 20
                                                                in Schedule 1;

      "Documents"                       means:

                                        (i) the Acquisition Agreement;
                                        (ii) the Deed of Covenant;
                                        (iii) Finance Documents;
                                        (iv) this Agreement;

      "Exit"                            means: a sale of the shares or the
                                        disposal of any other interest in the
                                        Company by way of an IPO or a trade sale
                                        by the shareholders;
      "financial statements"            mean, in respect of each accounting
                                        period, a balance sheet, profit and loss account, notes and directors' report and a statement of the source and application of funds;

      "Finance Documents"               means the Multicurrency Term and
                                        Revolving Facilities Agreement dated 17
                                        March 2003 as amended and restated from
                                        time to time;

      "Group"                           means:

                                        (i)  in relation to matters and events
                                             prior to the Acquisition, the
                                             Target Group;
                                        (ii) in relation to the matters and
                                             events after the Acquisition, the
                                             Company and each of its
                                             subsidiaries;

                                        and member of the Group shall be
                                        construed accordingly;

      "Institutions"                    means the Institutions, whose details
                                        are set out at number 1 to number 20 in
                                        Schedule 1, Schedule 2, Schedule 2 A and
                                        Schedule 2 C and such Institutions which will adhere to this agreement in the future;

      "Institutions Group"              means the Institutions and any holding
                                        company or subsidiary of the relevant
                                        one of the Institutions and any
                                        subsidiary of any such holding company;

      "IPO" Initial Public Offering: The first day shares of the Company are traded on a stock exchange;

      "Management"                      means the persons whose details are set
                                        out in Schedule 2 B;

      "Ordinary Shares"                 means the ordinary shares in the capital
                                        of the Company;

      "Relevant Proportion"             in relation to an Institution means that
                                        proportion which the number of Ordinary
                                        Shares held by it (or by its nominees)
                                        bears to the total number of Ordinary
                                        Shares in issue and held by
                                        Institutions;

      "Resolutions"                     means the resolutions in the Agreed Form
                                        INTER ALIA increasing the share capital
                                        of the Company and adopting the
                                        Articles;

      "Schedule"                        means any of the Schedules annexed and
                                        executed as relative to the Agreement;

      "Supervisory Board"               means the supervisory board of the
                                        Company being in office from time to
                                        time;

      "Supervisory Board Consent"       means the consent of the Supervisory
                                        Board given by its competent
                                        representative;

      "Target"                          means Friedrich Grohe AG & Co. KG;

      "Target Group"                    means Target and its subsidiaries and
                                        subsidiary undertakings;

      "Teabar"                          means the Institution whose details are
                                        set out in Schedule 2.

1.2 In this Agreement words denoting the singular shall include the plural and VICE VERSA; words denoting any gender shall include all genders; words denoting persons shall include bodies corporate, and VICE VERSA; and references to any document shall include all amendments, modifications and supplements thereto.
1.3 The headings and contents page in this Agreement have been inserted for convenience only and shall not affect its construction.
1.4 Unless otherwise stated, references to Recitals, Clauses, Annexures and Parts of the Schedule are to recitals, clauses, annexures of and parts of the Schedule to this Agreement.
1.5 References in this Agreement to any statute or statutory provision shall include any statute or statutory provision which whether before or after the date hereof amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute provided that any such amendment, extension, consolidation or replacement shall be deemed not to impose a more onerous obligation on either party than that existing at the Completion Date.

1.6 Schedules 1 to 6 shall be deemed to form part of and shall be construed as one with the Agreement.
1.7 In this Agreement, the expression "the Institutions" shall include any assignee in whole or in part of the benefit of this Agreement and shall exclude any person who was an Institution but who, at the relevant time no longer holds any shares in the capital of the Company.
1.8 References to any of the parties hereto shall include their respective executors, personal representatives and successors in title.
1.9 References to "the Institutions" shall, unless the context otherwise requires, be a reference to the Institutions or any of them.

                                 _______________